UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2025

J.JILL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38026	45-1459825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Batterymarch Park

Quincy, MA 02169

(Address of Principal Executive Offices) (Zip Code)

(617) 376-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2025 (the “Effective Date”), J.Jill, Inc. (the “Company”) and Jill Acquisition LLC (the “Borrower”) entered into a Term Loan Credit Agreement (the “Credit Agreement”), with the lenders party thereto from time to time and CCP Agency, LLC, as administrative agent and as collateral agent.

The Credit Agreement provides for a senior secured term loan facility in an aggregate principal amount of $75,000,000 with a maturity date of December 12, 2030. The Borrower used the entire $75,000,000 proceeds of the new term loan to pay off all outstanding indebtedness under the existing Term Loan Credit Agreement, dated as of April 5, 2023, by and among the Company, the Borrower, Jefferies Finance LLC, as administrative agent and as collateral agent, and the lenders party thereto, as amended (the “Existing Credit Agreement”). All security interests and liens incurred in connection with the Existing Credit Agreement have been released.

Loans under the Credit Agreement bear an upfront fee of 1.00% and interest at the Borrower’s election at (1) the Base Rate (as defined in the Credit Agreement) plus 4.50% through June 30, 2026 and 4.25% thereafter or (2) Term SOFR (as defined in the Credit Agreement) plus 5.50% through June 30, 2026 and 5.25% thereafter.

The Borrower’s obligations under the Credit Agreement are guaranteed by the Company and each Subsidiary Guarantor (as defined in the Credit Agreement) (collectively with the Company, the “Guarantors”) and are secured by substantially all of the real and personal property of the Borrower and the Guarantors, subject to certain customary exceptions. The Credit Agreement includes customary negative covenants for term loan agreements of this type, including covenants limiting the ability of the Borrower and the Guarantors to, among other things, incur additional indebtedness, create liens on assets, make investments, loans or advances, engage in mergers, consolidations, sales of assets and purchases, pay dividends and distributions, enter into transactions with affiliates, and make payments in respect of junior indebtedness, in each case subject to customary exceptions for term loan agreements of this type.

The Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default, including but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, certain events under the Employee Retirement Income Security Act of 1974, certain final non-appealable judgments that are not covered by a reputable and solvent insurance company, certain defaults under other indebtedness, change of control and certain Title 11 proceedings.

Certain of the lenders under the Credit Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The Existing Credit Agreement was repaid in full and terminated on the Effective Date. The information set forth under Item 1.01 is incorporated into this Item 1.02 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On December 15, 2025, the Company issued a press release to announce entry into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of December 12, 2025, by and among J.Jill, Inc., as holdings, Jill Acquisition LLC, as the borrower, the lenders party thereto from time to time and CCP Agency, LLC, as administrative agent and as collateral agent.

99.1	Press Release of J.Jill, Inc. dated December 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 15, 2025

J.JILL, INC.

By:	/s/ Mark Webb
Name:	Mark Webb
Title:	Executive Vice President, Chief Financial and Operating Officer